EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 1, 2006, accompanying the consolidated financial statements and financial statement schedule included in the Annual Report of Carrington Laboratories, Inc. on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

Grant Thornton LLP
Dallas, Texas
January 23, 2008